Exhibit 3.184

DEAN HELLER
Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

	Filed in the office of /s/ Dean Heller	Document Number 20060383881-99
Articles of Incorporation (PURSUANT TO NRS 78)	Dean Heller Secretary of State State of Nevada	Filing Date and Time 06/15/2006 4:17 PM
Entity Number E0450092006-3

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of Corporation:	HEI Holding Company Two, Inc.

2.	Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	CSC Services of Nevada, Inc.
Name
		502 East John Street Carson City ,			NEVADA	89706
		Street Address City				Zip Code
		, Optional Mailing Address City			State	Zip Code
3.	Shares: (number of shares corporation authorized to issue)	Number of shares with par value:		Par Value: $	Number of shares without par value:	1,000
4.	Names & Addresses, Of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1.	Gary W. Loveman
Name
		One Caesars Palace Drive Las Vegas ,			NV	89109
		Street Address		City	State	Zip Code
		2.	Charles L. Atwood
Name
		One Caesars Palace Drive Las Vegas ,			NV	89109
		Street Address		City	State	Zip Code

3.
Name ,
		Street Address		City	State	Zip Code
5.	Purpose: (optional-see instructions)	The purpose of this Corporation shall be:

6.	Names, Address and Signature of incorporator: (attach additional page if there is more than 1 incorporator)	Angela P. Winter			/s/ Angela P. Winter
		Name		Signature
		One Harrah’s Court Las Vegas ,			NV	89119
		Address		City	State	Zip Code
7.	Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. CSC Services of Nevada, Inc.
		By: [Illegible]		6/15/06
		Authorized Signature of R.A. or On Behalf of R.A. Company		Date

This form must be accompanied by appropriate fees.	[ILLEGIBLE]